Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 27, 2014, related to the combined carve-out financial statements of VTTI Energy Partners LP Predecessor, and our report dated April 17, 2014, related to the balance sheet of VTTI Energy Partners LP, in the Registration Statement (Form F-1, File No. 333-196907) and related Prospectus of VTTI Energy Partners LP dated July 3, 2014.

/s/ Ernst & Young Accountants LLP

Rotterdam, The Netherlands

July 3, 2014